Exhibit 16.1

KPMG S.A. Siège social Tour EQHO 2 Avenue Gambetta CS 60055 92066 Paris la Défense Cedex France	Téléphone : +33 (0)1 55 68 86 66 Télécopie : +33 (0)1 55 68 86 60 Site internet : www.kpmg.fr

Securities and Exchange Commission Washington, D.C. 20549 United States of America

Paris La Défense, March 30, 2020

Ladies and Gentlemen:

We were previously principal accountants for Talend S.A.(the “Company”) and, under the date as of March 17, 2020, we reported on the consolidated financial statements of the Company as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, and on the effectiveness of internal control over financial reporting as of December 31, 2019. On March 30, 2020, we were dismissed by the Company. We have read the Company's statements included under Item 4.01 of its Form 8-K dated March 30, 2020, and we agree with such statements, except that we are not in a position to agree or disagree with the Company’s statements that neither the Company nor anyone acting on its behalf consulted with KPMG LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Very truly yours,

/s/ KPMG S.A

KPMG S.A., société française membre du réseau KPMG constitué de cabinets indépendants adhérents de KPMG International Cooperative, une entité de droit suisse. Document Classification : KPMG Confidential

Société anonyme d’expertise
comptable et de commissariat
aux comptes à directoire et
conseil de surveillance.
Inscrite au Tableau de l’Ordre
à Paris sous le n° 14-30080101
et à la Compagnie Régionale
des Commissaires aux Comptes
de Versailles.

Siège social : KPMG S.A. Tour Eqho 2 avenue Gambetta 92066 Paris la Défense Cedex Capital : 5 497 100 €. Code APE 6920Z 775 726 417 R.C.S. Nanterre TVA Union Européenne FR 77 775 726 417